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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



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                                  FORM 8-K

                               CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  FEBRUARY 5, 1997



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                              SPATIALIGHT, INC.
           (Exact name of registrant as specified in its charter)


        NEW YORK                          000-19828            16-1363082
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer)
incorporation or organization)                              Identification No.)



        8-C COMMERCIAL BOULEVARD                                94949-6125
            NOVATO, CALIFORNIA
(Address of principal executive offices)                        (Zip Code)




         Registrant's telephone number, including area code:  (415) 883-2693



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ITEM 5.  OTHER EVENTS.

  (a) MATERIAL LITIGATION. By letter dated January 13, 1997, counsel for Jalcanto, Ltd. and Sabotini, Ltd. (the "Investors") notified the Company that these Investors were electing to rescind the Share Purchase Agreements dated July 10, 1996, as amended, under which the Investors purchased a total of 2,135,000 shares of common stock in the Company, and were demanding a refund by January 17, 1997 of the purchase price of such shares, or $1,783,125, plus interest. The alleged ground for rescission is the fact that the registration statement on Form S-3 pertaining to the resale of such shares (filed with the SEC November 27, 1996) (the "Form S-3") was not declared effective by the SEC on or before December 31, 1996. Subsequently, by letter dated February 3, 1997, counsel for the Investors notified the Company that Jalcanto, Ltd. has retracted its demand for rescission, with reservation of all rights. The letter reiterated the rescission demand on behalf of Sabotini Ltd., and the request that the Company return $891.562.50.

    On February 5, 1997, the Company was served notice that it has been sued by each of the Investors in the Superior Court of the State of California for the County of Marin (the suit by Jalcanto Ltd. is case number 169772, the suit by Sabotini Ltd. is case number 169773). Each Investor filed a complaint for breach of contract, specific performance and indemnification based on the alleged failure to timely complete the Form S-3. In addition, each complaint requests that the court issue a preliminary and permanent injunction against future issuances of shares of the Company's common stock or securities convertible into common stock without the Investor's consent. The complaint filed by Sabotini Ltd. also requests rescission and the return of the full purchase price of its shares.

    Along with its complaint, Sabotini Ltd. has requested that the court immediately issue a writ to attach approximately $920,000 of the Company's assets as security for the ability to enforce any eventual judgement. A hearing on the application for a writ of attachment is set for February 26, 1997. If the court issues a writ of attachment, the Company would be deprived of substantially all of its working capital, which would have an immediate and material adverse effect on the Company's business and financial position and its ability to fund ongoing operating expenses.

    The Company intends to defend itself vigorously in both actions. The Company may be required to expend substantial funds and management resources in connection with the defense and any settlement or judgement, which could have a material adverse effect on the Company's business and financial position.

  (b) PROPOSED DELISTING. By letter dated January 29, 1997, the Company received notice from representatives of NASDAQ that it is scheduled for imminent delisting from the Nasdaq SmallCap Market because the Company does not meet the $2 million minimum total asset requirement for continued listing. The Company has requested a hearing to review that determination with NASDAQ officials. A hearing date has not been set, but is expected to occur within a few weeks.


                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SPATIALIGHT, INC.



    Date:  February 12, 1997                By: /s/ WILLIAM E. HOLLIS
                                               ----------------------------
                                               William E. Hollis, President